Exhibit 10.55.01
ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT
          THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (this “Assignment”) is made effective this 22 day of January, 2008 (the “Effective Date”), by and between VALUE CITY DEPARTMENT STORES LLC, an Ohio limited liability company, having an address of 3241 Westerville Road, Columbus, Ohio 43224 (“Assignor”), RETAIL VENTURES, INC., an Ohio corporation, having an address of 3241 Westerville Road, Columbus, Ohio 43224 (“Assignee”), and JUBILEE-SAWMILL LLC, an Ohio limited liability company, having an address of 1800 Moler Road, Columbus, Ohio 43207 (“Landlord”).
WITNESSETH
     WHEREAS, Assignor and Landlord are tenant and landlord, respectively, under that certain Lease dated July 19, 2006 between Value City Department Stores, Inc. and Jubilee Limited Partnership, as amended pursuant to that certain Lease Modification Agreement dated November 2, 2000 (collectively, the “Lease”), for approximately 71,072 square feet of floor area (the “Leased Premises”) located in the shopping center known as Sun Shopping Center at 3704 W. Dublin-Granville Road, Columbus, Ohio; and
     WHEREAS, Assignor is the successor by merger to Value City Department Stores, Inc., and Landlord is the successor to Jubilee Limited Partnership, the landlord under the Lease; and
     WHEREAS, Assignee currently is the parent corporation to the subsidiary that occupies the Leased Premises pursuant to an oral sublease with Assignor (the “Filene’s Sublease”); and
     WHEREAS, Assignor desires to assign its interest as tenant in the Lease to Assignee as of the Effective Date, and Assignee desires to accept the assignment of tenant’s interest in the Lease from Assignor and to assume all of tenant’s right, title, estate, interest, duties and obligations under the Lease as of the Effective Date; and
     WHEREAS, Landlord is willing to consent to the assignment of the Lease as herein set forth;
Agreement
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee and Landlord hereby agree as follows:
     1. Assignment. Assignor hereby gives, grants, bargains, sells, conveys, transfers and sets over unto Assignee, its successors and assigns, as of the Effective Date, all of Assignor’s right, title, estate, interest, duties and obligations as tenant in and to the Lease and the Leased Premises under the Lease.
     2. Assumption. Assignee hereby accepts the foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that, from and after the Effective Date and for the remainder of the term of the Lease and all renewals and extensions thereof exercised by Assignee, Assignee will assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of Assignor under the Lease (including, without limitation, the payment of all rent and other sums required to be paid by Assignor under the

Lease) which arise on and after the Effective Date and are to be observed, performed and fulfilled by Assignor on and after the Effective Date, in the same manner and to the same extent as if Assignee were the Assignor named therein.
     3. Landlord’s Consent. Landlord hereby consents to the assignment by Assignor to Assignee of the Assignor’s interest under the Lease, as herein set forth and agrees to release Assignor from all obligations and liability under the Lease from and after the Effective Date.
     4. Indemnification.
          (a) Assignee hereby indemnifies and agrees to defend and hold harmless Assignor, its shareholders, directors, officers, successors and assigns from and against any and all claims, demands, causes of action, judgments, liabilities, losses, damages, costs or expenses (including without limitation all reasonable attorneys’ fees and out-of-pocket expenses) which Assignor may or shall incur under the Lease by reason of any failure of Assignee to have complied with, or to have performed, the duties and obligations of Assignor under the Lease from and after the Effective Date.
          (b) Assignor hereby indemnifies and agrees to defend and hold harmless Assignee, its shareholders, directors, officers, successors and assigns from and against any and all claims, demands, causes of action, judgments, liabilities, losses, damages, costs or expenses (including without limitation all reasonable attorneys’ fees and out-of-pocket expenses) which Assignee may or shall incur under the Lease by reason of any failure of Assignor to have complied with, or to have performed, the duties and obligations of Assignor under the Lease arising prior to the Effective Date.
     5. Successors and Assigns. The terms and conditions of this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     6. Assignment of Warranties and Guaranties. To the extent assignable and to the extent any exist, Assignor hereby assigns to Assignee all guaranties and warranties it owns related to the Leased Premises. Assignor shall execute such further reasonable documents to evidence such transfer as are reasonably requested by Assignee either before or after the Effective Date. If there is a cost or fee for the transfer of any warranty or guaranty, that cost shall be borne by Assignee.
     7. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one document.
     8. Third Parties. The agreements herein are for the sole benefit of Assignor, Assignee and Landlord, and no third party is intended to benefit hereby.
     9. Assignee’s Notice Address. For the purposes of Section 33 of the Lease, notices to Assignee shall be addressed to Assignee at 3241 Westerville Road, Columbus, Ohio 42324.
     10. Governing Law. The terms of this Assignment shall be governed by the laws of the State in which the Leased Premises is located.

     11. Entire Agreement. This Assignment shall be deemed to contain all of the terms and conditions agreed upon with respect to the assumption and assignment of the Lease, it being understood that there are no outside representations or oral agreements.
     12. Capitalized Terms. Any capitalized terms used in this Assignment and not defined shall have the same meaning set forth in the Lease.
     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed on the day and year first set forth above.

ASSIGNOR: VALUE CITY DEPARTMENT STORES LLC, an Ohio limited liability company
By:
Name:
Title:

ASSIGNEE: RETAIL VENTURES, INC., an Ohio corporation
By:
Name:
Title:

LANDLORD: JUBILEE-SAWMILL, LLC, an Ohio limited liability company

By:	Jubilee Limited Partnership, an Ohio limited partnership, its sole member

By:	Schottenstein Professional Asset Management Corporation, a Delaware corporation, general partner

By:
Name:
Title:

STATE OF OHIO	)
	)	ss:
COUNTY OF FRANKLIN	)
     The foregoing instrument was acknowledged before me this ___ day of                     , 2007, by                                         , the                      of Value City Department Stores LLC, an Ohio limited liability company, on behalf of the limited liability company.

Notary Public

STATE OF OHIO	)
	)	ss:
COUNTY OF FRANKLIN	)
     The foregoing instrument was acknowledged before me this ___ day of                     , 2007, by                                         , the                      of Filene’s Basement, Inc., a Delaware corporation, on behalf of the corporation.

Notary Public

STATE OF OHIO	)
	)	ss:
COUNTY OF FRANKLIN	)
     The foregoing instrument was acknowledged before me this ___ day of                     , 2007, by                                         , the                      of Schottenstein Professional Asset Management Corporation, a Delaware corporation, the general partner of Jubilee Limited Partnership, an Ohio limited partnership, the sole member of Jubilee-Sawmill LLC, an Ohio limited liability company, on behalf of the corporation, limited partnership, and limited liability company.

Notary Public